                              AMENDMENT NO. 2 TO
                           ASSET PURCHASE AGREEMENT


          THIS AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT (this "Amendment No. 2") is made as of October 30, 1995, by and among Phoenix Shannon p.l.c., an Irish public limited company (the "Purchaser"), The J.M. Ney Company, a Delaware corporation (the "Seller"), Andersen Group, Inc., a Connecticut corporation ("AGI"), and Ney Metals, Inc. (f/k/a Ney Dental International, Inc.), a Delaware corporation ("NDI").


                              W I T N E S S E T H
                              -------------------

          WHEREAS, the Purchaser, the Seller, AGI and NDI are parties to that certain Asset Purchase Agreement, dated as of August 10, 1995, as amended by that certain Amend ment No. 1 to Asset Purchase Agreement, dated as of October 30, 1995 (as amended, the "Purchase Agreement"); and

          WHEREAS, Purchaser, Seller, AGI and NDI desire to further amend the Purchase Agreement in accordance with Section 15.2 thereof.

          NOW THEREFORE, for good and valuable consideration, received by the Purchaser, the Seller, AGI and NDI to each of their full satisfaction, each of the Purchaser, the Seller, AGI and NDI hereby covenants and agrees as follows:

          1.   DEFINITIONS.  Capitalized terms used in this Amendment No. 2
               -----------
without definition shall have the respective meanings assigned to them in the Purchase Agreement.

          2.   SECTION 1.1.
               -----------

               (a) Section 1.1(c) of the Purchase Agreement is hereby deleted in its entirety and the following is substituted therefor:

               (c) "ACQUISITION DOCUMENTS" shall mean, collectively, this Agreement, the New Bloomfield Lease, the Indemnification Escrow Agreement, the Manufacturing Agreement, the Transition Services Agreement, the Cross-License Agreement and all agreements, instruments, certificates and other documents executed and/or delivered in connection herewith or therewith.

               (b) Section 1.1(bs) is hereby deleted in its entirety and the following is substituted therefor:

               (bs) "LETTER OF CREDIT" shall mean a letter of credit in the amount of $500,000, expiring on the second anniversary of the Closing Date, which may be delivered by AGI to the Purchaser to secure AGI's obligations under Sec-tion 11.2(e) hereof, in form and substance, and from a lender, reasonably satisfactory to the Purchaser and AGI.

               (c) Section 1.1(cu) is hereby deleted in its entirety and shall be denoted as intentionally omitted.

               (d) Section 1.1(db) is hereby deleted in its entirety and shall be denoted as intentionally omitted.

               (e) Section 1.1(dw) is hereby deleted in its entirety and shall be denoted as intentionally omitted.

               (f) Section 1.1 of the Purchase Agreement is hereby amended by adding the following Sections 1.1(dx) - 1.1 (dy):

               (dx) "AMENDMENT NO. 2" shall mean that certain Amendment No. 2 to Asset Purchase Agreement, dated as of October 30, 1995, by and among the Purchaser, the Seller, AGI and NDI.

               (dy) "NEYCO CASH PAYMENT" shall have the meaning ascribed to such term in Section 2.6(a) hereof.

          3.   SECTION 2.2(F).  Section 2.2(f) of the Purchase Agreement is
               --------------
hereby deleted in its entirety and the following is substituted therefor:

               (f) all prepaid expenses paid in the ordinary course of the conduct of the Business other than prepaid insurance (collectively, the "Prepaid Expenses") and all cash or cash equivalents in hand or in banks for the account of Neyco;

          4.   SECTION 2.3(A).  Section 2.3(a) of the Purchase Agreement is
               --------------
hereby deleted in its entirety and the following is substituted therefor:

               (a) any cash or cash equivalents in hand or in banks for the account of AGI, the Seller or NDI;

          5.   SECTION 2.6(A).  The first sentence of Section 2.6(a) of the
               --------------
Purchase Agreement is hereby deleted in its entirety and the following is substituted therefor:

               (a)  Subject to adjustment after the Closing pursuant to Section
          2.9 hereof, the aggregate purchase price (the "Purchase Price") to be paid by the Purchaser to the Seller at the Closing for the Transferred Assets and the non-competition agreement described in Section 10.4 hereof shall equal $17,900,000 plus the value in Dollars, not to
                                         ----
          exceed $300,000 (the "Neyco Cash Payment"), of all cash or cash equivalents in hand or in banks for the account of Neyco as certified by the Seller to the Purchaser in writing on or before the Closing Date.

          6.   SECTION 2.7(A).  The heading for Section 2.7 and the introductory
               --------------
paragraph of Section 2.7(a) of the Purchase Agreement are hereby deleted in their entirety and the following are substituted therefor:

               2.7  CASH DEPOSIT; INDEMNIFICATION ESCROW AGREEMENT.
                    ----------------------------------------------

               (a) The Purchaser has heretofore deposited into the interest-bearing account established by AGI (the "Deposit Account") $100,000 in cash (the "Deposit"). Therefore,

          7.   SECTION 2.7(A)(I).  Section 2.7(a)(i) of the Purchase Agreement
               -----------------
is hereby deleted in its entirety and the following is substituted therefor:

               (i) In the event that the Closing shall occur, the Deposit, together with all interest earned thereon in the Deposit Account (collectively, the "Deposit Payment"), shall be credited to the Seller at the Closing in partial satisfaction of the portion of the Purchase Price described in Section 2.6(a) hereof.

          8.   SECTIONS 2.7(A)(III) AND 2.7(A)(IV).  Sections 2.7(a)(iii) and
               -----------------------------------
2.7(a)(iv) of the Purchase Agreement are hereby deleted in their entirety and the following is substituted therefor:

               (iii)  If the Seller shall provide a notice in accordance with
          Section 2.7(a)(ii) above, the Seller after the expiration of the Contest Period (as defined below) shall have the right to retain the Deposit Payment if the Purchaser does not contest the Seller's claim as liquidated damages as the sole remedy of AGI, the Seller, NDI and Neyco for the failure of the Purchaser to consummate the transactions contemplated hereby, and none of the Purchaser, its Affiliates or any of their respective Representatives shall have any further liability whatsoev er to AGI, the Seller, NDI, Neyco or their respective Affiliates, or the Representatives of any of them; provided, however,
                                                             --------  -------
          that if within 20 days after the Purchaser's receipt of such Seller's notice (the "Contest Period") the Purchaser shall contest the Seller's claim that termination of this Agreement was for a reason other than a Good Reason, the Purchaser and the Seller shall promptly undertake in good faith to resolve such dispute. If the Purchaser and the Seller shall resolve such dispute within ten days after the end of the Contest Period, the Seller shall retain the Deposit Payment or promptly pay the Deposit Payment to the Purchaser, as the case may be, in accordance with such resolution. If, however, the Purchaser and the Seller shall fail to resolve such dispute within such ten-day period, they shall promptly retain the Arbitrator to determine whether termination was for a Good Reason (in which case the Deposit

          Payment shall promptly be paid to the Purchaser) or for a reason other than a Good Reason (in which case the Seller shall retain the Deposit Payment). The Seller and AGI, on the one hand, and the Purchaser, on the other hand, shall each bear and pay one-half of such Arbitrator's fees and expenses, unless such Arbitrator shall otherwise allocate responsibility therefor.

               (iv) If the Seller shall not provide a notice within the ten-day notice period referred to in Section 2.7(a)(ii) above, the Deposit Payment shall be paid to the Purchaser promptly thereafter.

          9.   SECTION 2.7(B)(I).  Section 2.7(b)(i) of the Purchase Agreement
               -----------------
is hereby deleted in its entirety and the following is substituted therefor:

               (b)  INDEMNIFICATION ESCROW AGREEMENT.  At the Closing, AGI, the
                    --------------------------------
          Seller, NDI, the Purchaser, Acquisition Sub and the Escrow Agent shall execute and deliver the Indemnification Escrow Agreement. Pursuant to and in accordance with the terms and conditions thereof:

                    (i) At the Closing, in partial satisfaction of the Purchase Price, the Purchaser or Acquisition Sub shall deposit into the interest-bearing account established under the Indemnification Escrow Agreement (the "Indemnification Escrow Account"), by (at the Purchaser's or Acquisition Sub's option) certified or cashier's check or wire transfer of immediately available funds, $1,050,000 in cash (the "Holdback"), as a holdback against which the Purchaser or Acqui-sition Sub shall have the right to satisfy, in whole or in part, any claims by it or any of the other Indemnified Parties for indemnification pursuant to Section 11.2 hereof.

          10.  SECTION 2.7(B)(II).  Section 2.7(b)(ii) of the Purchase Agreement
               ------------------
is hereby amended by adding the following immediately at the end of such
Section:

          Notwithstanding the foregoing, $500,000 of the Holdback shall be released to the Seller pursuant to the terms of the Indemnification Escrow Agreement upon AGI's delivery of the Letter of Credit to the Purchaser.

          11.  SECTIONS 2.8(B), 2.8(C) AND 2.8(D).  Sections 2.8(b), 2.8(c) and
               ----------------------------------
2.8(d) of the Purchase Agreement are hereby deleted in their entirety and the following is substituted therefor:

               (b) pay to the Seller, by wire transfer of immediately available funds to an account identified in writing by the Seller to the Purchaser prior to the Closing, an amount (the "Closing Cash Payment") equal to (i) the Purchase Price, minus (ii) the sum of (A) the amount
                                           -----
          of the Deposit Payment, (B) the amount of the Holdback, (C) the original principal amount of the Purchaser's

          Note, and (D) $5,000 (the amount of the attorney's fees incurred by the Purchaser in connection with its analysis of the Tender Offer); and

               (c)  draw and deliver to the Seller the Purchaser's Note.

          12.  SECTION 2.9(A).  Section 2.9(a) of the Purchase Agreement is
               --------------
hereby amended by inserting the following immediately preceding the period at the end of the first sentence thereof:

          except that the Closing Date Statement of Net Assets shall include as an asset of the Business the value, as of the Closing Date, of the items included in the computation of the Neyco Cash Payment

          13.  SECTION 2.9(D).  Section 2.9(d) of the Purchase Agreement is
               --------------
hereby amended by inserting the following immediately following "$11,235,000" in the first sentence thereof:

          plus the amount of the Neyco Cash Payment

          14.  SECTION 2.9(F).  Section 2.9(f) of the Purchase Agreement is
               --------------
hereby amended by deleting the parenthetical in clause (i) thereof in its entirety and inserting the following in lieu thereof:

          (including the items used in the computation of the Neyco Cash Payment but excluding any other cash or cash equivalent, any prepaid insurance and the Dental R&D Equipment)

          15.  SECTION 3.3.  Section 3.3 of the Purchase Agreement is hereby
               -----------
deleted in its entirety and the following is substituted therefor:

          Except as otherwise specifically provided, the Seller shall pay all transfer and stamp taxes (if any) arising out of the transactions contemplated by this Agreement, including, without limitation, those arising out of the transfer of the Transferred Assets.

          16.  SECTION 4.37.  Section 4.37 of the Purchase Agreement is hereby
               ------------
deleted in its entirety and shall be denoted as intentionally omitted.

          17.  SECTION 5.4.  Section 5.4 of the Purchase Agreement is hereby
               -----------
deleted in its entirety and shall be denoted as intentionally omitted.

          18.  SECTION 8.7(N).  Section 8.7(n) is hereby deleted in its entirety
               --------------
and shall be denoted as intentionally omitted.

          19.  SECTION 9.5(D).  Section 9.5(d) of the Purchase Agreement is
               --------------
hereby deleted in its entirety and shall be denoted as intentionally omitted.

          20.  SECTION 10.7.  Section 10.7 of the Purchase Agreement is hereby
               ------------
amended by deleting the words "of the Purchaser's Shares" where it appears in the introduction to such Section and by inserting the following in lieu thereof:

          Phoenix Ordinary Shares acquired within one month of the Closing Date

          21.  SECTION 10.8.  Section 10.8 of the Purchase Agreement is hereby
               ------------
deleted in its entirety and shall be denoted as intentionally omitted.

          22.  SECTION 15.2.  The first sentence of Section 15.2 of the Purchase
               ------------
Agreement is hereby deleted in its entirety and the following is substituted therefor:

          Neither this Agreement, nor any of the terms or provisions hereof, may be amended, modified, supplemented or waived except by a written instrument signed by all of the parties hereto (or, in the case of a waiver, by the party or parties granting such waiver), provided,
                                                                 --------
          however, that prior to or at the Closing any party hereto shall be
          -------
          entitled to amend any Exhibit or Schedule prepared by such party,

          provided, further, however, the entitlement to make such amendments
          --------  -------  -------
          shall not affect the requirement that the conditions set forth in
          Article VIII or Article IX hereof be satisfied prior to the Closing.

          23.  SECTION 11.4(B).  Section 11.4(b) of the Purchase Agreement is
               ---------------
hereby deleted in its entirety and the following is substituted therefor:

               (b) Subject to Section 11.4(c) hereof and the last sentence of this Section 11.4(b), any Actions for indemnification under this
          Article XI shall be paid by the Indemnifying Party on demand in immediately available funds in U.S. dollars after such Action and the liability for Damages thereunder shall have been finally determined. An Action and the liability for Damages thereunder shall be deemed to be "finally determined" for purposes of this Article XI when the parties to such Action shall have so determined by mutual agreement or, if disputed, when a non-appealable order of a court having competent jurisdiction shall have been entered. Notwithstanding the foregoing provisions of this Section 11.4(b) to the contrary (but subject to Section 11.4(c) and (d) hereof), if the Indemnifying Party shall be AGI, the Seller, NDI or any of their respective successors or assigns, the Purchaser may elect, at its option, in lieu of receiving payment under this Article XI in cash, to offset any such payment in part or in full against any payments due or payable by the Purchaser under the Purchaser's Note. The Seller may elect to satisfy any indemnification obligation not satisfied from the balance of the Indemnification Escrow Account or offset by the Purchaser against any balance due under the Purchaser's Note by electing to sell all or a portion of up to 200,000 Phoenix Ordinary Shares, which may be owned by the Seller by delivery of a written election notice to the Purchaser. Upon delivery of such election notice, the Seller shall use all reasonable efforts to promptly effect the sale of such Phoenix Ordinary Shares in an arm's-length transaction on commercially reasonable terms. The Purchaser shall be entitled to receive up to $1.8 million of the proceeds of such sale (or a pro rata portion thereof in the event that less than 200,000 Phoenix Ordinary Shares are sold), less the amount of the Seller's reasonable out-of-pocket costs and expenses incurred in connection with such sale. Notwithstanding the amount of the sale proceeds actually received by the Purchaser, the Seller shall be deemed to have satisfied $1.8 million of indemnification obligations hereunder upon paying over to the Purchaser the net proceeds of a sale of all 200,000 Phoenix Ordinary Shares (or a pro rata portion thereof in the event that less than 200,000 Phoenix Ordinary Shares are sold). Notwithstanding the foregoing, all indemnification obligations of AGI, the Seller and their respective successors and assigns shall be satisfied first from the balance of the Indemnification Escrow Account, if any, prior to any exercise of the Purchaser's offset rights or any election by AGI to sell any Phoenix Ordinary Shares described in this Section 11.4(b).

          24.  AMENDMENT NO. 1.  Section 14 of Amendment No. 1 is hereby deleted
               ---------------
in its entirety and shall be denoted as intentionally omitted.

          25.  NO CLAIMS, ETC.  To the best of each of the parties' knowledge,
               ---------------
as of the date of this Amendment No. 2, no party hereto has any claim (including without limitation any claim for Damages) against any other party hereto with respect to the Purchase Agreement or this Amendment No. 2 or any of the transactions contemplated hereby or thereby.

          26.  EFFECTIVE DATE.  Upon the execution and delivery hereof by the
               --------------
parties hereto, the modifications described in this Amendment No. 2 shall be effective as of August 10, 1995 for all purposes, as if the Purchase Agreement contained such modifications on such date.

          27.  EXTENT OF MODIFICATIONS.  Except as expressly modified herein,
               -----------------------
all terms, conditions, covenants and agreements contained in the Purchase Agreement are hereby confirmed and ratified and shall continue in full force and effect.

          28.  MISCELLANEOUS.  (a)  This Amendment No. 2 shall be binding upon
               -------------
and inure to the benefit of each of the Purchaser, the Seller, AGI and NDI and their respective legal representatives, successors and assigns.

               (b) This Amendment No. 2 may not be modified, amended or changed except in accordance with the procedures set forth in Section 15.2 of the Purchase Agreement.

               (c) This Amendment No. 2 shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut as provided in
Section 15.6 of the Purchase Agreement.

               (d) The underlined Section headings in this Amendment No. 2 have been inserted herein for convenience of reference only and are not a part of this Amendment No. 2.

               (e) This Amendment No. 2 may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

                     [THE NEXT PAGE IS THE SIGNATURE PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the day and year first above written.

                                        PRESENT WHEN THE COMMON SEAL OF
                                        PHOENIX SHANNON p.l.c.
                                        WAS AFFIXED HERETO:



                                        By: /s/ Ola Johansson
                                           ----------------------------
                                           Ola Johansson
                                           Director



                                        By: /s/ Brian Boland
                                           ----------------------------
                                           Brian Boland
                                           Director

                                        ANDERSEN GROUP, INC.



                                        By: /s/ Francis E. Baker
                                           ----------------------------
                                           Francis E. Baker
                                           President and Chief
                                           Executive Officer

                                        THE J.M. NEY COMPANY



                                        By: /s/ Francis E. Baker
                                           ----------------------------
                                           Francis E. Baker
                                           President

                                        NEY METALS, INC. (f/k/a NEY
                                        DENTAL INTERNATIONAL, INC.)



                                        By: /s/ Bernard F. Travers, III
                                           ----------------------------
                                           Bernard F. Travers, III
                                           Secretary

                                      S-1